UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2015

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA	95448
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (707) 431-4423

Not applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Truett-Hurst, Inc. (the “Registrant”) hereby amends its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 17, 2015 ( the “Current Report”). The Registrant had previously submitted a request for confidential treatment to the Commission concerning Exhibit 10.1 to the Current Report, which has been withdrawn. An unredacted copy of the agreement is included as Exhibit 10.1 hereto.

Other than as expressly set forth above, this Amendment does not, and does not purport to amend, restate, or update the information contained in the Current Report, or reflect any events that have occurred after the Current Report was filed. As a result, our Current Report, as amended hereby, continues to speak as of the initial filing date and time of our Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement by and between H.D.D. LLC and Bank of the West, dated July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst Inc.

By:	/s/ Philip L. Hurst
	Philip L. Hurst	Date: September 28, 2015
Chief Executive Officer